EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountants report on internal control

EXHIBIT B:
  Attachment to item 77E:
  Legal proceedings

EXHIBIT C:
  Attachment to item 77H:
  Changes in control of Registrant

EXHIBIT D:
 Attachment to item 77Q3:
 Clarification of certain NSAR information
-------------------------------------------------------

EXHIBIT A:

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees
Scudder VIT Equity 500 Index Fund
Scudder VIT Small Cap Index Fund
Scudder VIT EAFE Equity Index Fund

In planning and performing our audit of the financial statements of the Scudder VIT Equity 500 Index Fund,
Scudder VIT Small Cap Index Fund, and Scudder VIT EAFE
Equity Index Fund (the "Funds") for the year ended December
31, 2004, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with U.S. generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards of the Public Company
Accounting Oversight Board (United States). A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2004.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/Ernst & Young LLP

Boston, Massachusetts
February 8, 2005




EXHIBIT B:
Regulatory Update

As previously reported in the press, a number of private lawsuits have been filed including purported class action and derivative lawsuits, making various allegations and naming as defendants various persons, including certain Scudder funds, the funds' investment advisors and their affiliates, certain individuals, including in some cases fund Trustees/Directors, officers, and other parties. Each Scudder fund's investment advisor has agreed to indemnify the applicable Scudder funds in connection with these lawsuits, or other lawsuits or regulatory actions that may be filed making allegations similar to these lawsuits regarding market timing, revenue sharing, fund valuation or other subjects arising from or related to the pending inquiries. Based on currently available information, the funds' investment advisors believe the likelihood that the pending lawsuits will have a material adverse financial impact on a Scudder fund is remote and such actions are not likely to materially affect their ability to perform under their investment management agreements with the Scudder funds. defendants various persons, including certain Scudder funds, Deutsche Asset Management ("DeAM") and its affiliates, certain individuals, including in some cases Fund Trustees, and other parties. against Deutsche Asset Management and its affiliates, including the investment advisor of your fund, and certain Scudder funds and other related parties. The following actions have been filed concerning alleged illegal or improper practices relating to market timing, revenue sharing or the pricing of fund shares. DeAM has undertaken to bear all liabilities and expenses incurred by the Scudder funds in connection with these lawsuits, or other lawsuits or regulatory actions that may be filed making allegations similar to these lawsuits regarding fund valuation, market timing, revenue sharing or other subjects of the pending inquires. Based on currently available information, DeAM believes that the likelihood that the pending lawsuits will have a material adverse financial impact on a Scudder fund is remote and such actions are not likely to materially affect its ability to perform under its investment management agreements with the Scudder funds.

The following purported class action lawsuits have been fileds have beenwas filed in State Court in Illinois:
:
(1) (1) On September 16, 2003, in the Circuit Court for Madison County, Illinois entitled Potter v. Janus Investment Fund, et al. Defendants include, among others, Deutsche Investment Management Americas ("DIMA"), Inc., and Scudder International Fund. (2) On May 12, 2004, in the United States District Court for the Southern District of New York entitled Icardo v. Deutsche Bank AG, et al. Defendants include, among others, Deutsche Bank AG, DeAM, DIMA, Scudder Investments, Scudder Funds, and certain Directors/Trustees of the Scudder Funds. (3) On September 29, 2004, the following complaint, In re Mutual Funds Investment Litigation, consolidating the previously filed class action lawsuits was filed in conjunction with the multi-district litigation panel sitting in the United States District Court for the District of Maryland. The defendants include the Scudder Funds, their Directors/Trustees and Officers and former Directors/Trustees and Officers, Deutsche Bank AG and certain investment adviser affiliated, employees and former employees.



The following Consolidated Derivative Complaint was filed in the United States District Court for the District of Maryland.

 (2) On January 22, 2004September 29, 2004, in the United States District Court for the Southern District of New York In re Mutual Funds Investment Litigation (Scudder Sub-Track) Hinton v. Deutsche Bank AG, et. al. The defendants include the Scudder Funds, their Directors and Officers and former Directors and Officers, Deutsche Bank AG and certain investment adviser affiliates, employees and former employees. entitled Smith v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, Deutsche Bank AG ("DB AG"), Deutsche Asset Management, Inc. ("DeAM"), DIMA, Inc., Scudder Investments, and Scudder funds. (3) On January 23, 2004, in the United States District Court for the Southern District of New York entitled Malone v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder Funds. (4) On January 26, 2004, in the United States District Court for the Southern District of New York entitled Driscoll v. DB AG, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds. (5) On January 29, 2004, in the United States District Court for the Southern District of New York entitled Atassi v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds. (6) On February 10, 2004, in the United States District Court for the Southern District of New York entitled Walker v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds.
(7) On February 12, 2004, in the United States District Court for the Southern District of New York entitled McKenna v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds. (8) On February 18, 2004, in the United States District Court for the Southern District of New York entitled Atassi v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds. (9) On February 25, 2004, a lawsuit in the United States District Court for the Southern District of New York entitled Chin v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds. (10) On February 25, 2004, in the United States District Court for the Southern District of New York entitled Doiron v. Scudder Advisor Funds, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds. (11) On March 17, 2004, in the United States District Court for the Southern District of New York entitled Chorne v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds. (12) On March 18, 2004, in the United States District Court for the Southern District of New York entitled Mocock v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds. (13) On May 12, 2004, in the United States District Court for the Southern District of New York entitled Icardo v. DB AG, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, Scudder Funds, and certain Directors/Trustees of the Scudder Funds.


The following Consolidated Class Action Complaint was filed in the United States District Court for the District of Maryland.
The following derivative lawsuit was filed:

On September 29, 2004, the following complaint, Hinton v. Deutsche Bank AG, et al., consolidating the previously filed class action lawsuits was filed in conjunction with the multi-district litigation panel sitting in the United States District Court for the District of Maryland. The defendants include the Scudder Funds, their Directors/Trustees and Officers and former Directors/Trustees and Officers, Deutsche Bank AG and certain investment adviser affiliated, employees and former employees.

On September 29, 2004, in the United States District Court for the Southern District of New York In re Mutual Funds Investment Litigation (Scudder Track) v. Deutsche Bank AG. The defendants include the Scudder Funds, their Directors and Officers and former Directors and Officers, Deutsche Bank AG and certain investment adviser affiliates, employees and former employees.

The following combined purported class action and derivative lawsuits have been filed:

In addition, the following class action cases concerning revenue sharing practices (awaiting consolidation) are pending in the Southern District of New York.

[ZIMMERMAN INSERT REV. SHARING CASES]
(1) On March 10, 2004, in the United States District Court for the Southern District of New York entitled Walker v. Deutsche Bank AG, et al. Defendants include, among others, Deutsche Bank AG, DeAM, DIMA, Scudder Investments, and certain Directors/Trustees of the Scudder funds. (2)
On May 6, 2004, in the United States District Court for the Southern District of New York entitled Mazza v. Deutsche Bank AG, et al. Defendants include, among others, Deutsche Bank AG, DeAM, DIMA, Scudder Investments, and certain Directors/Trustees of the Scudder funds.


In addition to the market timing, revenue sharing and valuation litigation discussed above the following unrelated purported class action lawsuit has been filed:

On January 12, 2005, in the United States District Court for the Southern District of New York entitled McMunn and Raimo v. Deutsche Bank Americas Holding Corporation, et al. Defendants include among others, Deutsche Bank Americas Holding Corporation, DeAM, Inc., Scudder Investors Services, Inc., and certain Directors/Trustees of the Scudder Funds. The lawsuit alleges the defendants breached their fiduciary duties and violated the Investment Company Act of 1940 by failing to collect settlement funds awarded in investor class action lawsuits for securities held by the Scudder Funds.

Based on currently available information, the funds' investment advisors believe the likelihood that this January 12, 2005 pending lawsuit will have a material adverse financial impact on a Scudder fund is remote and such action is not likely to materially affect their ability to perform under their investment management agreements with the Scudder funds.
The following derivative lawsuits have been filed:
(1) On February 2, 2004, in the United States District Court for the Eastern District of New York entitled Hinton v. DB AG, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, certain Directors/Trustees of the Scudder funds, and the CEO of DIMA, Inc. (2) On March 3, 2004, in the United States District Court for the Eastern District of New York entitled Weiser v. DB AG, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, certain Directors/Trustees of the Scudder funds, and the CEO of DIMA, Inc. (3) On March 5, 2004, in the United States District Court for the Eastern District of New York entitled Clark v. DB AG, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, certain Directors/Trustees of the Scudder funds, and the CEO of DIMA, Inc. (4) On June 7, 2004, in the United States District Court for the District of Delaware entitled Persall v. DeAM, Inc. Defendants include, among others, DeAM, Inc., DIMA, Inc., and certain Directors/Trustees of the Scudder funds.

The following combined purported class action and derivative lawsuit has been filed include: (1) On March 10, 2004, in the United States District Court for the Southern District of New York entitled Walker v. DB AG, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and certain Directors/Trustees of the Scudder funds. (2) On May 6, 2004, in the United States District Court for the Southern District of New York entitled Mazza v. DB AG, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and certain Directors/Trustees of the Scudder funds.





EXHIBIT C:

INSERT A-Scudder Investments VIT Funds N-SAR 77. H)

FUND CODE/NAME:     280/SCUDDER VIT REAL ESTATE SECURITIES-A

                                DEALER/   SOCIAL   ACCOUNT   SHARE BALANCE
     REGISTRATION               BRANCH     CODE    PERCENT   OF TOTAL SHRS

STATE STREET BANK &            8888/001    040     54.66%    46,367.6870
TR CUST FOR
SVSII SCUD GROWTH STRAT PORT
ATTN MARYLOU MCPHEE
ADAMS BLDG 2 NORTH JPB2N
1776 HERITAGE DR
NORTH QUINCY MA  02171-2119

STATE STREET BANK &           8888/001   040     34.98%    29,674.2810
TR CUST FOR
SVSII SCUD GRWTH & INC STRAT PORT
ATTN MARYLOU MCPHEE
ADAMS BLDG 2 NORTH JPB2N
1776 HERITAGE DR
NORTH QUINCY MA  02171-2119

TOTAL NUMBER OF ACCOUNTS FOR FUND:          8
TOTAL NUMBER OF SHARES FOR FUND:  84,832.0640
DTG TOP SHAREOWNERS
HOLDING 25% OR GREATER OF TOTAL OUTSTANDING SHARES
CONFIRM DATE:  12/31/2004




EXHIBIT D:
Because the electronic format for filing Form NSAR does not provide adequate space to list all Sub Custodian and Broker/Dealer Affiliates, the remaining answers are as follows:


                         STATE STREET
                    GLOBAL CUSTODY NETWORK
                        SUBCUSTODIANS

Vietnam           The Hongkong and Shanghai Banking Corporation Limited,
                  Ho Chi Minh City

Zambia            Barclays Bank of Zambia PLC, Lusaka

Zimbabwe          Barclays Bank of Zimbabwe Limited, Harare




                  DEUTSCHE BANK BROKER/DEALER AFFILIATES LIST
                             Name of Entity

Brokers to be included in Exhibit
AsiaBondPortal
Bank Inicjatyw Spoleczno-Ekonomicznych SA
BondsinAsia
BT Opera Trading S.A.
DB Securities S. A.
DBS Finance S. A.
IBOXX Ltd.
K & N Kenanga Bhd
Kenanga Deutsche Futures
Kenanga Deutsche Futures Sdn Bhd
MaxBlue Investimentos Distribuidora de Titulos e Valores Mobili rios
S.A.
Minex Corporation
Morgan Grenfell & Co Limited
Morgan Grenfell Private Equity Limited
Morgan Grenfell Securities
Mortgage Ramp
MTS Japan Securities Co. Ltd.
Nissay Deutsche Asset Management Europe Limited
"Osaka Stock Exchange Co., Ltd."
OTC Deriv Limited
Paladin Australia Limited
Pro Capital Spolka Akcyjna
PT Bina Tatalaksana Pasifik
PT BT Prima Securities Indonesia
PT Deutsche Securities Indonesia
"Rued, Blass & Cie AG Bankgeschaeft"
Swapswire Limited
Teleogic Limited
Tokai Deutsche Asset Management Limited
United Financial Group
Volbroker.com Limited
Yensai.com
Yieldbroker Pty Ltd.